UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Center Drive, Suite 200

Park City, Utah 84098

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 8.01 Other Events.

As previously disclosed, on May 24, 2024, Innovative Industrial Properties, Inc. (the “Company”) and its operating partnership, IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), entered into separate equity distribution agreements (collectively, as amended, the “Original Equity Distribution Agreements”) with each of BTIG, LLC, Jefferies LLC, Piper Sandler & Co., and Roth Capital Partners, LLC (or certain of their respective affiliates), in each case acting as sales agents, and in certain cases, as forward sellers and/or forward purchasers, pursuant to which the Company may offer and sell, from time to time, shares of (i) its common stock, $0.001 par value per share (the “Common Stock”) and (ii) its 9.00% Series A Cumulative Redeemable Preferred Stock, par value $0.001 per share (together with the Common Stock, the “Shares”), having an aggregate offering price of up to $500,000,000. The Original Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares through the sales agents, the Company may enter into forward sale agreements under separate master forward sale agreements (collectively, the “Original Master Forward Sale Agreements”) and related supplemental confirmations between the Company and a forward seller or its affiliate.

On May 13, 2025, the Company and the Operating Partnership entered into additional equity distribution agreements (the “Additional Equity Distribution Agreements”) with Stifel, Nicolaus & Company, Incorporated and A.G.P. / Alliance Global Partners (or certain of their respective affiliates), as additional sales agents, forward sellers, and/or forward purchasers, on substantially the same terms and conditions as the Original Equity Distribution Agreements (collectively with the Original Equity Distribution Agreements, the “Equity Distribution Agreements”). The Additional Equity Distribution Agreements provide that, in addition to the issuance and sale of the Shares through the sales agents, the Company may enter into forward sale agreements under separate master forward sale agreements and related supplemental confirmations between the Company and a forward seller or its affiliate, on substantially the same terms and conditions as the Original Master Forward Sale Agreements (collectively with the Original Master Forward Sale Agreements, the “Master Forward Sale Agreements”).

The Shares will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-285148), which became effective upon filing with the Securities and Exchange Commission (“SEC”) on February 21, 2025, and the related prospectus supplement dated February 26, 2025, as supplemented by the prospectus supplement, dated May 13, 2025 (collectively, the “ATM Prospectus”). The ATM Prospectus may be further amended or supplemented from time to time. As of the date of this Current Report on Form 8-K, Shares having an aggregate offering price of approximately $479.8 million remain available for sale pursuant to the ATM Prospectus.

The foregoing descriptions of the Equity Distribution Agreements and Master Forward Sale Agreements and supplemental confirmations do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description of Exhibit
1.1	Form of Equity Distribution Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC on May 24, 2024).
1.2	Form of Master Forward Sale Agreement (incorporated by reference to Current Report on Form 8-K filed with the SEC on May 24, 2024).
104	Cover Page Interactive Data File (embedded within the XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 13, 2025	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ David Smith
	Name:	David Smith
	Title:	Chief Financial Officer